NONCOMPETITION, CONFIDENTIALITY AND
INTELLECTUAL PROPERTY AGREEMENT

        In consideration of my employment with Bucyrus International, Inc., a Delaware corporation, or any of its subsidiaries, affiliates or divisions and its successors and assigns (the “Company”), and in further consideration of the compensation to be paid to me by the Company, I agree to the following terms and conditions:

1.     Nondisclosure of Confidential Information. During my employment with the Company, I have obtained or will obtain information or access to information regarding the Company. Such information may include, but is not limited to, customer lists, customer purchasing histories and plans, costs, budgets, acquisition strategies, policies, procedures, methods of operation, pricing, marketing plans, financial information, vendor sources, vendor identities and capabilities, manufacturing processes, research, field performance reports, machine and component histories, repair and failure frequencies and occurrences, engineering data, designs and drawings, design standards, contemplated or new product developments, computer software and programs, trade secrets, and other data, as well as information which the Company receives from a third party and holds in confidence (collectively, “Confidential Information”). Confidential Information may be oral or written and may reside in works which I have originated or will originate, as well as that which otherwise has come or will come into my possession or knowledge.

        I agree that I will treat all matters relating to the business and activities of the Company as confidential and I will not at any time during or following my employment with the Company, directly or indirectly, disclose to any person or entity, or use, any Confidential Information except in the normal course of my duties as an employee of the Company or as otherwise required by law or legal process.

        This prohibition does not apply to Confidential Information after it has become generally known (other than as a result of my violation of this Section 1). This prohibition also does not prohibit my use of my general skills and knowledge acquired during and prior to my employment by the Company, as long as such use does not involve the use or disclosure of Confidential Information.

2.     Noncompetition. While employed and for an eighteen (18) month period beginning on the effective date of the termination of my employment with the Company (the “Date of Termination”), I will not, except upon prior written permission signed by an authorized officer of the Company, consult with or advise or, directly or indirectly, as owner, partner, officer or employee, engage in business with any company in competition with the Company or any of its affiliates or with any corporation or entity controlled by, controlling or under common control with any such company. Notwithstanding the foregoing, I may make and retain investments in not more than three percent of the equity of any such company if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

3.     Nonsolicitation. While employed and for a two-year (2) period beginning on the Date of Termination, I will not, directly or indirectly, solicit for employment or employ on behalf of any organization other than the Company or one of its affiliates or employ any person employed by the Company or any of its affiliates, nor will I, directly or indirectly, solicit for employment on behalf of any organization other than the Company or one of its affiliates or be involved in any way in the hiring process of any person known by me (after reasonable inquiry) to be employed at the time by the Company or any of its affiliates.

4.     Ownership of Materials and Return. All books, records, papers, notes, catalogs, compilations of information, drawings, correspondence, recordings, information stored for use in or with computers, tools, equipment, and other items and materials, including copies thereof, that I have developed or will develop or which have come or will come into my possession or control during my employment by the Company and which relate to the business of the Company are the property of the Company. I will promptly deliver all such materials and items to the Company upon termination of my employment, or at any time the Company may so request.

5.     Inventions. All inventions, discoveries, improvements, or ideas (collectively, “Inventions”) made, developed or conceived by me, individually or jointly with others, during my employment with the Company and which relate to the Company’s present or future business shall be the property of the Company. Without further compensation, I will promptly disclose such Inventions to the Company and execute any patent applications, assignments, and other instruments deemed necessary by the Company, that relate thereto. The Company shall have exclusive control of all such Inventions and I will cooperate fully, even after the termination of my employment, in a lawful manner and at the expense of the Company, in the prosecution of patent applications and in any legal actions and proceedings concerning such Inventions.

6.     Creations. I hereby assign, convey, and transfer to the Company, any and all manuscripts, writings, pictorial materials, computer programs or software, and other creations (collectively, “Creations”) created by me, either individually or jointly with others, during his employment with the Company and which relate to the present or future business of the Company. All such Creations shall be “work made for hire.” The Company shall have the full right to seek and procure copyright registration on the Creations, and I will cooperate fully, even after the termination of my employment, in a lawful manner and at the expense of the Company, in securing copyrights and in any legal actions and proceedings concerning the Creations.

7.     Post-Termination Rights. Without diminishing the rights granted to the Company above, if within one (1) year after leaving the employ of the Company, an Invention related to existing or potential products or business for the Company is described in a patent application or is disclosed to third parties by me or if a Creation is published or is disclosed to third parties by me, there shall be a presumption that the Invention or the Creation was conceived, made, developed, acquired, or created by me during my employment with the Company and the Invention or Creation shall belong to the Company.

8.     Remedies. Irreparable damage will result to the Company in the event of the breach by me of this Agreement. In the event of a breach or threatened breach by me, the Company shall be entitled to all remedies, including money damages, as well as injunctive relief and such other equitable relief to prevent or restrain any breach or threatened breach of this Agreement. Each remedy of the Company shall be cumulative and not in limitation of any injunctive relief or other rights or remedies which the Company is or may be entitled at law or in equity. The Company shall be entitled to its attorneys’ fees, expert witness fees, and other expenses and costs it incurs in enforcing this Agreement or pursuing damages for my breach of this Agreement.

9.     No Employment Agreement. The employment relationship between the Company and me is one of my employment-at-will and no rights to employment for a definite period of time are created by this Agreement. I acknowledge this Agreement survives the termination of my employment with the Company.

10.     Severability. The provisions of this Agreement are severable. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remaining provisions in such jurisdiction or the validity or enforceability of such provision in any other jurisdiction.

11.     Governing Law. This Agreement shall be construed and enforced solely in accordance with the laws of the State of Wisconsin, United States of America, regardless of where I am employed by the Company or where I reside. I specifically agree that no laws of any other country, state or jurisdiction shall apply.

12.     Arbitration. I agree that any dispute, disagreement or action to enforce this Agreement shall take place solely by binding arbitration under the commercial arbitration rules of the American Arbitration Association in Milwaukee, Wisconsin, and that the costs and expenses of such arbitration and incurred by the prevailing party shall be borne by the non-prevailing party in such arbitration. I agree that no other court or authority shall have jurisdiction to resolve disputes under this Agreement.

13.     Assignability. This Agreement and the rights and obligations of the Company hereunder may be assigned by the Company. No rights or obligations of mine under this Agreement may be assigned or transferred by me.

        I acknowledge that I enter into this Agreement voluntarily and for the valuable consideration described above, and that I have this day received a copy of this Agreement.

Employee’s Signature: /s/ Luis de Leon	Date: August 8, 2007